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            Addendum to Prospectus Supplement Dated January 12, 2006

                                                           Dated: March 15, 2006

                                STATE OF ISRAEL
                        5-YEAR FLOATING RATE LIBOR BONDS
                        --------------------------------

Initial Interest Rate for the Bonds purchased during the latter half of March 2006 is 5.20%. This interest rate was calculated as follows:

Applicable LIBOR       + Number of basis points set by  = Initial Interest Rate:
for March 15-31, 2006:   State of Israel:                 ----------------------
----------------------

5.00%                    20 basis points                  5.20%


Applicable LIBOR is then adjusted two banking days prior to June 1 and December 1 during the term of the bonds.

A purchase is effective when all required subscription documents are received in a form acceptable to Israel and the full purchase price is accepted.

To ensure purchase of a Bond at such interest rate, all supporting documentation must be received in a form acceptable to Israel and the full purchase price must be accepted by Israel by March 28, 2006.